FILE NO. 70-7833
                                                     EXHIBIT B (PAGE 1 OF 2)



                         NATIONAL FUEL RESOURCES, INC.

                                 BALANCE SHEET

                             AT SEPTEMBER 30, 1995
                                  (Unaudited)


ASSETS

Current Assets:

      Cash                                            $   46,047
      Short Term Investments                           5,103,155
      Accounts Receivable                              3,943,668
      Accounts Receivable-Intercompany                    31,326
      Reserve for Doubtful Accounts                    (734,594)
      Other Current Assets                               160,403
                                                      ___________

                                                      $8,550,005

Property, Plant, and Equipment
      Furniture and Fixtures                              68,582
      Less - Accumulated Depreciation                     14,327
                                                      ___________

                                                         $54,255

Other Assets:

      Long Term Investments                            1,156,542
      Other Deferred Debits                                9,376
      Deferred Tax Asset                                      --
                                                      ___________

                                                      $1,165,918
                                                      ___________

                                                      $9,770,178
                                                      ===========


                                                     FILE NO. 70-7833
                                                     EXHIBIT B (PAGE 2 OF 2)



                         NATIONAL FUEL RESOURCES, INC.

                                 BALANCE SHEET

                             AT SEPTEMBER 30, 1995
                                  (Unaudited)


LIABILITIES

Current Liabilities:
      Accounts Payable                                $  859,872
      Accrued Liabilities                                446,464
      Accrued Sales Tax                                    1,910
      Current Income Taxes-Federal                      (86,020)
                          -State                          91,908
      Accounts Payable-Intercompany                      849,717
      Notes Payable-Intercompany                              --
                                                      ___________

                                                       2,163,850


Long Term Liabilities:

      Deferred Income Taxes                            (146,389)
      Miscellaneous Deferred Credits                     465,923
                                                      ___________

                                                      $  319,534

Stockholder's Equity:

      Common Stock                                        10,000
      Capital Paid in Excess of Par                    3,490,000
      Retained Earnings                                3,821,794
      Retained Earnings - Dividends                       35,000
                                                      ___________

                                                      $7,286,794
                                                      ___________

                                                      $9,770,178
                                                      ===========
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